                                                                    Exhibit 99.1

                             Letter of Transmittal

                                 DOMINO'S, INC.

                               Offer to Exchange


     We are offering to exchange our Series B 10 3/8% Senior Subordinated Notes due 2009 which have been registered under the Securities Act of 1933 for an equal principal amount of 10 3/8% Senior Subordinated Notes due 2009 which have not been registered. This offer is being made pursuant to the prospectus dated May 13, 1999. If we used capitalized terms in this letter of transmittal but do not define them, then those terms will have the meanings given to them in the prospectus. The exchange offer and your withdrawal rights, as described in the prospectus and this letter of transmittal, will expire at 5:00 P.M., New York City time, on June 15, 1999, unless we extend the offer beyond that date.

     The exchange agent for the exchange offer is IBJ Whitehall Bank & Trust Company. You may deliver this letter of transmittal by hand or transmit it by facsimile transmission, overnight courier or mail to the exchange agent at the following addresses:

  By Registered or Certified Mail:        By Hand or Overnight Delivery:

 IBJ Whitehall Bank & Trust Company     IBJ Whitehall Bank & Trust Company
            P.O. Box 84                          One State Street
       Bowling Green Station                 New York, New York  10004
   New York, New York  10274-0084     Attention: Securities Processing Window
     Attention: Reorganization                 Subcellar One, (SC-1)
       Operations Department

           By Facsimile:                       Confirm by Telephone:

           (212) 858-2611                          (212) 858-2103
    Attention: Customer Service

     You must deliver this instrument to the address provided above or transmit it to the facsimile number provided above for your delivery to be valid. If applicable, you must also deliver your notes and any other accompanying documents to the exchange agent. Your delivery will not be valid if you deliver the letter of transmittal or any other documents to The Depository Trust Company.

     You should carefully read the instructions to this letter of transmittal before you complete it.

     You should complete this letter of transmittal if you are a registered holder of notes and you are tendering your notes to the exchange agent (1) by physically delivering the certificates for your notes with this letter of transmittal or (2) by book-entry transfer to the exchange agent's account at The Depository Trust Company pursuant to the procedures described in the prospectus and an agent's message will not be delivered.

     If (1) your certificates for the notes being tendered are not immediately available, (2) you cannot deliver the certificates and all other required documents to the exchange agent on or before the expiration date or (3) you cannot complete the procedures for book-entry transfer on a timely basis, you must tender your notes according to the guaranteed delivery procedures set forth in "The Exchange Offer - Procedures for Tendering" in the prospectus.

     Domino's is not making the exchange offer to holders of notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or Blue Sky laws of such jurisdiction. Domino's also will not accept surrenders for exchange from holders of notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or Blue Sky laws or such jurisdiction.


    You must complete this box if you are tendering your notes for exchange.


------------------------------------------------------------------------------------------------------------------------
                                              Description of Notes Tendered
------------------------------------------------------------------------------------------------------------------------
    If Blank, Please Print Name and Address of                                      Notes
                Registered Holder                                    (Attach Additional List, If Necessary)
------------------------------------------------------------------------------------------------------------------------
                                                               Certificate Number(s)*         Principal Amount of
                                                                                                Notes Tendered**
                                                         ---------------------------------------------------------------

                                                         ---------------------------------------------------------------

                                                         ---------------------------------------------------------------

                                                         ---------------------------------------------------------------

                                                         ---------------------------------------------------------------

                                                         ---------------------------------------------------------------
                                                                Total Amount Being
                                                                     Tendered:
-----------------------------------------------------------------------------------------------------------------------
*   You do not need to complete this section if you are tendering your  notes by book-entry transfer.
**  We will assume you are tendering the entire principal amount of the note represented by the certificate unless you indicate a smaller amount.
----------------------------------------------------------------------------------------------------------------------

          Only Eligible Institutions Should Check the Boxes Below.

[ ] Please check this box if your tendered notes are being delivered by book-entry transfer to the exchange agent's account at The Depository Trust Company. Please also provide us with the following information:

     Name of Tendering Institution:_____________________________________________

     DTC Book-Entry Account Number:_____________________________________________

     Transaction Code Number:___________________________________________________

[ ] Please check this box if your tendered notes are being delivered pursuant to a notice of guaranteed delivery previously sent to the exchange agent. Please also provide a copy of the notice of guaranteed delivery and provide us with the following information:

     Name(s) of Registered Holder(s):___________________________________________

     Window Ticket Number (if any):_____________________________________________

     Date of Execution of Notice of Guaranteed Delivery:________________________

     Name of Institution Which Guaranteed Delivery:_____________________________

     If Guaranteed Delivery is to be made by Book-Entry Transfer:

        Name of Tendering Institution:__________________________________________

        DTC Account Number:_____________________________________________________

        Transaction Code Number:________________________________________________

[ ] Please check this box if your tendered notes are being delivered by book-entry transfer and you want the nonexchanged notes to be returned to you by crediting your account at The Depository Trust Company identified above.

[ ] Please check this box if you are a broker-dealer and wish to receive ten additional copies of the prospectus and ten copies of any amendments or supplements to the prospectus. Please also provide us with the following information:

     Name:______________________________________________________________________

     Address:___________________________________________________________________

Ladies and Gentlemen:

     We are tendering to Domino's, Inc. the aggregate principal amount of our notes described above in exchange for a like principal amount of exchange notes which have been registered under the Securities Act of 1933. We have received a copy of the prospectus dated May 13, 1999 setting forth the terms and conditions of the exchange offer.

     We are transferring to you all of our rights, title and interest in the notes that we are tendering in the exchange offer, subject to and effective upon your acceptance of the notes in accordance with the terms of the exchange offer. We understand that you may decide not to accept all or a portion of our notes for exchange. We hereby irrevocably appoint IBJ Whitehall Bank and Trust Company, the exchange agent, as our agent and attorney-in-fact with respect to the tendered notes, with full power of substitution, subject only to the right of withdrawal described in the prospectus, to:

     (1) deliver the certificates representing the notes, together with all accompanying evidences of transfer and authenticity, to Domino's upon receipt by the exchange agent of the exchange notes to be issued in exchange for the notes;

     (2) present certificates for the notes to Domino's for transfer and to transfer the notes on the books of Domino's; and

     (3) receive for the account of Domino's all benefits and otherwise exercise all rights of beneficial ownership with respect to the notes,

in each case in accordance with the terms and conditions of the exchange offer. We acknowledge that the exchange agent is also acting as the agent of Domino's in connection with this exchange offer. Our power of attorney is an irrevocable power coupled with an interest.

     We represent and warrant to you that we have full power and authority to transfer the notes being tendered with this letter of trasnmittal and that, when you accept the notes for exchange, you will acquire good, marketable and unencumbered title to them, free and clear of any adverse claims. We will, upon request, execute and deliver any additional documents that you or the exchange agent believe are necessary to complete the transfer and exchange of the notes we are tendering in the offer. We acknowledge that we will comply with our obligations under the registration rights agreement. We have read and agree to all of the terms of the exchange offer, as set forth in the prospectus and this letter of trasnmittal.

     We will print in the space provided above, with respect to each note tendered with this letter of transmittal (1) the name and address of the registered holder of the note as it appears on the certificate; (2) the certificate number for the note; and (3) the principal amount of the note being tendered, if less than the full amount.

     We understand that if you decide not to accept and exchange our tendered notes for any reason, or if we have submitted certificates for notes representing an aggregate principal amount greater than what we have tendered or you have accepted for exchange, you will return certificates for those nonexchanged or nontendered notes. You will return such certificates or credit our account promptly following the expiration or termination of the exchange offer and without expense to us.

     Unless we have indicated otherwise in the box entitled "Special Issuance Instructions," we direct you to (1) issue the exchange notes or, if applicable nonexchanged or nontendered notes, in the name of the registered holder of the note indicated above and (2) in the case of a book-entry transfer of notes, credit the exchange notes or, if applicable nonexchanged or nontendered notes, to our account at The Depository Trust Company indicated above. Similarly, unless we indicate otherwise in the box entitled "Special Delivery Instructions," please deliver the exchange notes and , if applicable nonexchanged or nontendered notes, to us at the address shown below our signature.

     If we are a broker-dealer holding notes that we acquired for our own account as a result of market-making activities or other trading activities, we agree to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes that we receive in exchange for the notes that we are tendering in this offer.

     We understand that our tender of notes pursuant to any one of the procedures described in the prospectus under "The Exchange Offer - Procedures for Tendering" or in the instructions to this letter of transmittal will, upon your acceptance for exchange of such notes, constitute a binding agreement between us and you subject to the terms and conditions of the exchange offer.

     By tendering our notes and executing this letter of transmittal, we make the following representations to you:

     (1) we are not an "affiliate" of Domino's within the meaning of the Securities Act;

     (2) we are acquiring the exchange notes in the ordinary course of business, for our own account, for investment and not with a view to or for sale in connection with any distribution of the exchange notes;

     (3) we have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes to be received in the exchange offer;

     (4) if we are not a broker-dealer, we are not engaged in, and do not intend to engage in, a distribution, within the meaning of the Securities Act, of such exchange notes; and

     (5) that we or the designated persons will provide to you any additional representations that you request in order to ensure compliance with applicable state securities or "Blue Sky" laws applicable to the offer.

     We understand and acknowledge that if we are not a broker-dealer and we are using the exchange offer to participate in a distribution of the exchange notes, we (1) will not be able to rely on the position of the staff of the Division of Corporate Finance of the Securities and Exchange Commission set forth in Exxon Capital Holdings Corporation and similar letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

     If we are a broker-dealer, by tendering our notes pursuant to the exchange offer and executing this letter of transmittal we represent to and agree with you, consistent with certain interpretive letters issued by the staff of the Division of Corporate Finance of the Commission to third parties, that:

     (1) we hold such notes only as a nominee; or

     (2) we acquired such notes for our own account as a result of market-making activities or other trading activities and we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes; provided, however, that we will not be deemed to admit that we are an "underwriter" within the meaning of the Securities Act by agreeing to deliver a prospectus.

     We understand that all resales of the exchange notes must be made in compliance with applicable state securities or Blue Sky laws. If a resale does not qualify for an exemption from these laws, we acknowledge that it may be necessary to register or qualify the exchange notes in a particular state or to make the resale through a licensed broker-dealer in order to comply with these laws. We further understand that Domino's assumes no responsibility regarding compliance with state securities or Blue Sky laws in connection with resales.

     If we are located in New Mexico, we understand that we may tender our notes only if we hold them in the capacity described in Appendix A to this letter of transmittal. If we sign this letter of transmittal, we are represent to you that we hold the notes in the capacity described in Appendix A.

     We understand Domino's has agreed that, subject to the terms of the registration rights agreement, the prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for notes; provided; however, that the notes were acquired by the broker-dealer for its own account as a result of market-making activities or other trading activities. We understand the prospectus may be used by a broker-dealer (1) for the period ending 90 days after the expiration of the exchange offer, subject to extension in limitied circumstances as set forth in the prospectus, or (2) if earlier, until the broker-dealer has disposed of all its exchange notes. In that regard, if we are a broker-dealer entitled to use the prospectus, by tendering notes and executing this letter of transmittal, we agree that, upon receipt of notice from Domino's of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the prospectus, in light of the circumstances under which they were made, misleading or of the occurrence of certain other events specified in the registration rights agreement, we will suspend the sale of exchange notes pursuant to the prospectus until Domino's has amended or supplemented the prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to us or Domino's gives us notice that the sale of the exchange notes may be resumed. We understand that if Dominos' gives notice to suspend the sale of the exchange notes, it shall extend the 90-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the supplemented or amended prospectus necessary to permit resales of the exchange notes or to and including the date on which Domino's has given notice that the sale of exchange notes may be resumed, as the case may be.

     As a result, if we are a broker-dealer who intends to use the prospectus in connection with resales of exchange notes received in exchange for notes pursuant to the exchange offer, we must notify you on or prior to the expiration date that we are a participating broker-dealer. We will give this notice to you in the space provided above or we will deliver it to the exchange agent at the address set forth in the prospectus under "The Exchange OfferC Exchange Agent."

     All authority that we have conferred or agreed to confer in this letter of transmittal shall survive our death or incapacity and all of our obligations under this letter of transmittal shall be binding upon our heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Our tender is irrevocable except as stated in the prospectus.

--------------------------------------------------------------------------------
   PLEASE SIGN HERE WHETHER OR NOT YOU ARE PHYSICALLY TENDERING YOUR NOTES.
                          (See Instructions 2 and 5)

   Please sign below. If you are the registered holder of the notes being tendered with this letter of transmittal, your signature must be the same as it appears on certificates for the notes or on a security position listing. You must also sign if you authorized to become the registered holder by endorsements and documents that you are transmiting with this letter of transmittal, including opinions of counsel, certificates and other information as may be required by Domino's for the notes to comply with any restrictions on transfer applicable to the notes. If you are signing as an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary capacity or representative capacity, please include your full title. You should also read Instructions 2, 5 and 6 for more information.

________________________________________________________________________________

________________________________________________________________________________
                          (Signature(s) of Holder(s))

Date ______________________________, 1999

Name(s): _______________________________________________________________________

________________________________________________________________________________
                                (Please Print)

Capacity or Title: _____________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                              (Include Zip Code)


Area Code and Telephone Number: ________________________________________________

________________________________________________________________________________
                (Tax Identification or Social Security Number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            GUARANTEE OF SIGNATURES
                          (See Instructions 2 and 5)

Autorized Signature ____________________________________________________________

Name ___________________________________________________________________________
                                (Please Print)

Date ______________________________, 1999

Capacity or Title: _____________________________________________________________

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                              (Include Zip Code)

Area Code and Telephone Number: ________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SPECIAL ISSUANCE INSTRUCTIONS
                         (See Instructions 1, 5 and 6)

    You must provide the following information if your exchange notes or any notes that are not tendered or accepted for exchange are to be issued in the name of someone other than the registered holder of the notes whose name appears above.

Issue:

[ ] EXCHANGE NOTES TO:

[ ] NOTES NOT TENDERED OR ACCEPTED FOR EXCHANGE TO:

Name(s): _______________________________________________________________________
                                (Please Print)

Address ________________________________________________________________________

________________________________________________________________________________
                              (Include Zip Code)

________________________________________________________________________________
                 (Taxpayer Identification or Social Security)
                            (See Enclosed Form W-9)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SPECIAL DELIVERY INSTRUCTIONS
                         (See Instructions 1, 5 and 6)

    You must provide the following information if you want us to send your exchange notes or any notes that are not tendered or accepted for exchange to someone other than the registered holder of the notes whose name appears above, or to the registered holder at an address other than that shown above.

Mail:

[ ] EXCHANGE NOTES TO:

[ ] NOTES NOT TENDERED OR ACCEPTED FOR EXCHANGE TO:

Name(s) ________________________________________________________________________
                                (Please Print)

Address ________________________________________________________________________

________________________________________________________________________________
                              (Include Zip Code)

--------------------------------------------------------------------------------

                                 INSTRUCTIONS

                                 FORMING PART OF THE TERMS AND CONDITIONS OF THE
EXCHANGE OFFER

  1. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. You should complete this letter of transmittal if you are a registered holder of notes and you are tendering your notes to the exchange agent (1) by physically delivering the certificates for your notes with this letter of transmittal or (2) by book-entry transfer to the exchange agent's account at The Depository Trust Company pursuant to the procedures described in the prospectus and an agent's message will not be delivered.

  In order to tender your notes in the exchange offer, you must deliver a properly completed and duly executed letter of transmittal, together with your notes and any other documents required by the letter of transmittal, to the exchange agent at the addresses set forth above on or prior to the expiration date. If you are tendering your notes by book entry transfer, the exchange agent must receive timely confirmation of your book-entry transfer of such notes into the exchange agent's account at The Depository Trust Company on or prior to the expiration date. You may also tender your notes by book-entry transfer by delivering an agent's message in lieu of this letter of transmittal. The term "agent's message" means a message (a) transmitted by The Depository Trust Company to the exchange agent and forming a part of a book-entry confirmation and (b) which states that The Depository Trust Company has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that Domino's may enforce the letter of transmittal against the participant. The term "book-entry confirmation" means a timely confirmation of book-entry transfer of notes into the exchange agent's account at The Depository Trust Company.

  If (a) your certificates for the notes being tendered are not immediately available, (b) you cannot deliver the certificates and all other required documents to the exchange agent on or before the expiration date or (c) you cannot complete the procedures for book-entry transfer on a timely basis, you may tender your notes according to the guaranteed delivery procedures set forth in "The Exchange Offer - Procedures for Tendering" in the prospectus.

  If you tender your notes according to the guaranteed delivery procedures set forth in the prospectus, then (a) your tender must be made through an eligible institution, (b) on or prior to the expiration date, the exchange agent must receive from the eligible institution a properly completed and duly executed notice of guaranteed delivery, and (c) the exchange agent must actually receive within three business days after the expiration date, a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, and either (i) the certificates representing the tendered notes in proper form for transfer or (ii) confirmation of book entry
transfer into the exchange agent's account at The Depository Trust Company.   We
have included the notice of guaranteed delivery in the materials accompanying this letter of transmittal. If you decide to tender your notes according to the guaranteed delivery procedures, you should carefully read the instructions to that form before completing it.

  You have the option and bear the sole risk of the method of delivery for the certificates, this letter of transmittal and all other required documents. We will deem delivery to be made only when it is actually received by the exchange agent. If you deliver documents by mail, we recommend that you use either overnight delivery service or registered mail with return receipt requested, properly insured. You should always allow sufficient time to ensure timely delivery.

  We will not accept any alternative, conditional or contingent tenders of notes. By executing a letter of transmittal, you and all other tendering holders waive any right to receive any notice of the acceptance of such tender.

  2. Guarantee of Signatures. No signature guarantee is required on this letter of transmittal if:

       (a) you are the registered holder of the notes being tendered and you are signing the letter of transmittal in that capacity, unless you have also completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions;" or

       (b) such notes are tendered for the account of a firm that is an eligible institution.

  In all other cases, an eligible institution must guarantee the signature or signatures on this letter of transmittal. See Instruction 5 for more information. For purposes of this document, the term "holder" shall include any participant in The Depository Trust Company whose name appears on a securities position listing as the owner of the notes.

  3. Inadequate Space. If the space provided in the box captioned "Description of Notes Tendered" is inadequate, you should list the certificate number or numbers and/or the principal amount of notes and any other required information on a separate signed schedule and you should attach the schedule to this letter of transmittal.

  4. Partial Tenders and Withdrawal Rights. If you are tendering less than the aggregate principal amount evidenced by the certificates submitted to us, please fill in the principal amount for each note that is to be tendered in the box entitled "Principal Amount of Notes Tendered." We will send you a new certificate for the remainder of aggregate principal amount evidenced by your old certificates promptly after the expiration date. We will assume you are tendering the entire principal amount for each note represented by a certificate unless you indicate a smaller amount.

  Except as otherwise provided in the prospectus or this letter of transmittal, you may withdraw your tender at any time prior to the expiration date of this offer, unless we have already accepted your notes for exchange. For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth in this letter of transmittal on or prior to the expiration date. The notice of withdrawal must:

  (a) specify your name in the same manner as provided in the box captioned "Description of Notes Tendered;"

  (b) identify the notes to be withdrawn, including the certificate numbers and aggregate principal amounts; and

  (c) be signed by you in the same manner as the original signature on, and include any signature guarantees that were required by, the applicable letter of transmittal.

  We will determine, in our sole discretion, all questions as to the validity, form and eligibility, including time of receipt, of such notices. Our determination shall be final and binding on all parties. We will deem any notes so withdrawn not to have been validly tendered for purposes of the exchange offer and we will not issue any exchange notes with respect to the withdrawn notes unless you retender them. You may retender properly withdrawn notes by following one of the procedures described in the prospectus under "The Exchange OfferCProcedures for Tendering" at any time prior to the expiration date.

  We will return to you or the person identified in the letter of transmittal, if different, any notes which have been validly withdrawn or which have been tendered but which are not accepted for exchange due to the rejection of the tender because of uncured defects or the prior termination of the exchange offer. We will return these notes as soon as practicable following the expiration date or, if so requested in the notice of withdrawal, promptly after we receive your notice of withdrawal. We will return the notes without cost to you.

  5. Signatures on Letter of Transmittal, Assignments and Endorsements. If you are signing this letter of transmittal as the registered holder or holders of the notes being tendered, your signature or signatures must correspond exactly with the name or names as written on the face of certificates or on a security position listing, without alteration, enlargement or any change whatsoever.

  If you are tendering notes with this letter of transmittal that are owned of record by two or more joint owners, all such owners must sign this letter of transmittal.

  If you are tendering notes with this letter of transmittal that are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate letters of transmittal, or agent's message in lieu of such letters of transmittal, as there are different registrations of certificates.

  If you are signing this letter of transmittal as trustee, executor, administrator, guardians, attorney-in-fact, officer of corporations or in any other fiduciary or representative capacity, you should should so indicate when signing. You must also submit proper evidence satisfactory to us of your authority to act in the stated capacity.

  If you sign this letter of transmittal as the registered owner or owners of the notes listed, no endorsements of certificates or separate bond powers are required unless you have instructed us to issue the exchange notes in the name of a person other than yours as the registered holder or holders. The signatures on all certificates or bond powers must be guaranteed by an eligible institution.

  If you sign trhis letter of transmittal and you are not the registered owner or owners of the notes listed, the certificates for the notes must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the registered owner or owners appears on the certificates, and also must be accompanied by opinions of counsel, certifications and other information as we may require in accordance with the restrictions on transfer applicable to the notes. The signatures on such certificates or bond powers must be guaranteed by an eligible institution.

  6. Special Issuance and Delivery Instructions. You should complete the appropriate boxes on this letter of transmittal if we are to issue exchange notes in the name of a person other than yours or if we are to send exchange notes to someone other than you or to an address other than that shown above. We will return certificates for notes not exchanged by mail or, if they were tendered by book-entry transfer, we will credit your account maintained at The Depository Trust Company as incated above. See Instruction 4.

  7. Irregularities. We will determine, in our sole discretion, all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of notes tendered in the offer. Our determination shall be final and binding on all parties. We reserve the right, in our sole and absolute discretion, to reject any and all tenders that we determine are not in proper form or the acceptance of which, or exchange for, may, in the view of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer set forth in the prospectus under "The Exchange Offer B Conditions of the Exchange Offer" or any conditions of irregularity in any tender of notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders. Our interpretation of the terms and conditions of the exchange offer, including this letter of transmittal and the instructions to this letter of transmittal, will be final and binding. We will not consider any tender of notes to have been validly made until all irregularities with respect to the tender have been cured or waived. Neither we, any of our affiliates or assigns, the exchange agent nor any other person shall be under any duty to give notification of any irregularities in tenders or incur any liability for failure to give such notification.

  8. Questions, Requests for Assistance and Additional Copies. You may direct any questions and requests for assistance to the exchange agent at its address and telephone number set forth on the front of this letter of transmittal. You may obtain additional copies of the prospectus, this letter of transmittal and the notice of guaranteed delivery from the exchange agent or from your broker, dealer, commercial bank, trust company or other nominee.

  9. 31% Backup Withholding; Substitute Form W-9. Under U.S. federal income tax law, if your tendered notes are accepted for exchange and you are a U.S. person, you are required to provide the exchange agent with your correct taxpayer identification number on Substitute Form W-9 below. If you do not provide the exchange agent with the correct taxpayer identification number, the Internal Revenue Service may subject you to a $50 penalty, and other penalties may also apply for failure to supply the required information in the required manner. In addition, payments to you with respect to notes exchanged pursuant to this offer may be subject to 31% backup withholding.

  If you have not been issued a taxpayer identification number and you have applied for a taxpayer identification number or intend to apply for a taxpayer identification number in the near future, you may write "APPLIED FOR" in the appropriate box in Part 1. If you complete this box in Part 1, you must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that you have completed this box in Part 1 and completed the Certificate of Awaiting Taxpayer Identification Number, 31% of payments made to you prior to the time that you provide the exchange agent with a properly certified taxpayer identification number may be subject to withholding. The exchange agent will retain the amounts withheld, if any, during the 60-day period following the date of the Substitute Form W-9. If you furnish the exchange agent with a properly certified taxpayer identification number within 60 days after the date of the Substitute Form W-9, the amounts retained during the 60-day period will be remitted to you and no further amounts shall be retained or withheld from payments made to you thereafter absent notification of payee underreporting or a similar problem. If, however, you have not provided the exchange agent with your taxpayer identification number within the 60-day period, the amounts withheld will be subject to remittance to the Internal Revenue Service as backup withholding. In addition, 31% of all payments that we make after that time will be withheld and remitted to the Internal Revenue Service until you provide a properly certified taxpayer identification number.

  You are required to give the exchange agent the taxpayer identification number (e.g., social security number or employer identification number) of the registered owner of the notes or of the last transferee appearing on the transfers attached to, or endorsed on, the notes. If the notes are registered in more than one name or are not in the name of the actual owner, you should consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

  If you are a corporation, financial institution, certain foreign person or certain other holder, you may not be subject to these backup withholding and reporting requirements. Unless you are a non-U.S. person, you should nevertheless complete the attached Substitute Form W-9 below and write "exempt" in Part 2 to avoid possible erroneous backup withholding. You should consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on whether you are exempt from backup withholding.

  A non-U.S. person (i.e., non-resident alien or foreign entity) may indicate its qualification as an exempt recipient for backup withholding purposes by submitting a properly completed IRS Form W-8, signed under penalties of perjury, attesting to that holder's exempt status. If the requirements of the portfolio interest exemption are met or if treaty benefits may properly be claimed, a foreign person may also claim relief from the 30% nonresident withholding tax that otherwise applies to payments including interest and dividends.

  Backup withholding does not produce an additional U.S. federal income tax liability. Rather, the U.S. federal income tax liability of a person subject to backup withholding may be reduced by the amount of tax withheld. Accordingly, the taxpayer may obtain a refund if withholding results in an overpayment of taxes.

  10. Lost, Destroyed or Stolen Certificates. You should promptly notify the exchange agent if any certificates representing notes have been lost, destroyed or stolen. You will then be instructed as to the steps that you must take in order to replace those certificates. We cannot process this letter of transmittal and the related documents until you have followed the procedures for replacing lost, destroyed or stolen certificates.

  11. Security Transfer Taxes. You will not be obligated to pay any transfer taxes in connection the notes that yo are tendering for exchange. If exchange notes are to be delivered to, or are to be issued in the name of, any person other than you as the registered holder of the notes tendered, or if a transfer tax is imposed for any reason does not produce other than the exchange of notes in connection with the exchange offer, then the amount of any such transfer tax, whether imposed on you as the registered holder or any other persons, will be payable by you as the tendering holder. If you do not submit with the letter of transmittal satisfactory evidence of payment of these taxes or an exemption from paying them, you will be billed directly for the amount of the transfer taxes.

  This letter of transmittal, or facsimile version of it, and all other required documents must be received by the exchange agent on or prior to the expiration date.

-------------------------------------------------------------------------------------------------------------------------------
                           Payer's Name: IBJ Whitehall Bank and Trust Company, as Exchange Agent
-------------------------------------------------------------------------------------------------------------------------------
SUBSTITUTE                           Part 1 - Please provide your TIN in the               Social Security Number(s) or
                                     box at right and certify by siging and               Employer Identification Number
Form W-9                             dating below.
Department of the Treasury                                                                -------------------------------
                                                                                       (If awaiting TIN write "Applied for")
Internal Revenue Service         ----------------------------------------------------------------------------------------------
                                    Name (Please Print)
Payer's Request for Taxpayer
 Identification Number and          ----------------------------------------------------------------------------------------
 Certification.                     Address

                                    ----------------------------------------------------------------------------------------
                                    City                                     State                               Zip Code

                                    ----------------------------------------------------------------------------------------
                                 ----------------------------------------------------------------------------------------------
                                    Part 2 B For Payees NOT subject to backup withholding, see the enclosed Guidelines for
                                    Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.
                                 ----------------------------------------------------------------------------------------------
                                    CERTIFICATION B Under penalties of perjury, I certify that:
                                    1.  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
                                    2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.
                                 ----------------------------------------------------------------------------------------------
                                    Certification Instructions -- You must cross out Item 2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return.  However, if after being notified by the Internal Revenue Service that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

                                    Signature:                                               Date:                   , 1999
                                               --------------------------------------------        -----------------
-------------------------------------------------------------------------------------------------------------------------------

  Please note that if you fail to complete and return this form it may result in backup withholding of 31% of any payments made to you pursuant to the offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details. You must complete the following certification if you wrote "APPLIED FOR" in the appropriate box of Part 1 of Substitute Form W-9.

--------------------------------------------------------------------------------
            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

  I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number, and reportable payments made during the 60-day period will also be subject to withholding.

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------
              Signature                                     Date
--------------------------------------------------------------------------------


           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

            WHAT NAME AND TAXPAYER IDENTIFICATION NUMBER TO PROVIDE

-------------------------------------------------------------------------------------------------------------
 FOR THIS TYPE OF ACCOUNT                                  GIVE NAME AND SSN OR EIN (AS APPROPRIATE)
-------------------------------------------------------------------------------------------------------------
 Individual                                                The individual
-------------------------------------------------------------------------------------------------------------
 Two or more individuals (joint account)                   The actual owner of the account or, if combined
                                                           funds, the first individual on the account (1)
-------------------------------------------------------------------------------------------------------------
 Custodian account of a minor (Uniform Gift to             The minor (2)
 Minors Act)
-------------------------------------------------------------------------------------------------------------
 a. The usual revocable savings trust (grantor is           a. The grantor-trustee
    also trustee)
-------------------------------------------------------------------------------------------------------------
 b. So-called trust account that is not a legal            b. The actual owner
    or valid trust under state law.
-------------------------------------------------------------------------------------------------------------
 Sole proprietorship                                       The owner (3)
-------------------------------------------------------------------------------------------------------------
 Sole proprietorship                                       The owner (3)
-------------------------------------------------------------------------------------------------------------
 A valid trust, estate, or pension trust                   Legal entity (4)
-------------------------------------------------------------------------------------------------------------
 Corporate                                                 The corporation
-------------------------------------------------------------------------------------------------------------
 Association, club, religious, charitable,                 The organization
 educational, or other tax-exempt organization
-------------------------------------------------------------------------------------------------------------
 Partnership                                               The partnership
-------------------------------------------------------------------------------------------------------------
 A broker or registered nominee                            The broker or nominee
-------------------------------------------------------------------------------------------------------------
 Account with the Department of Agriculture in             The public entity
 the name of a public entity (such as a state or
 local government, school district, or prison)
 that receives agricultural program payments
-------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or your EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

    Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

    PAYEES EXEMPT FROM BACKUP WITHHOLDING

      Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For more information on exempt payees, please see the separate IRS Instructions for the requester of Form W-9.

                                                                      APPENDIX A

                              New Mexico Holders

  Any "financial or institutional investor" or broker-dealer. The term "financial or institutional investor" means any of the following whether acting for itself or others in a fiduciary capacity other than as an agent; depository institution (as defined), insurance company, insurance company separate account, investment company as defined in the Investment Company Act of 1940; an employee pension, profit-sharing or benefit plan (i) if the plan has total assets in excess of $5,000,000, or (ii) if the investment decisions are made by a plan fiduciary, as defined in the Employee Retirement Income Security Act of 1974, which is either a broker-dealer registered under the Securities Exchange Act of 1934, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, a depository institution or an insurance company; a business development company as defined in the Investment Company Act of 1940, a small business investment company licensed by the United States Small Business Administration under Section 301(c) or 301(d) of the United States Small Business Investment Act of 1958; or any other financial or institutional investor as the Director of the New Mexico Securities Division by rule or order designates. The Director has designated the following additional "financial or institutional investors:" an entity, other than a natural person, which is directly engaged in the business of, and derives at least eighty percent of its annual gross income from, investing, purchasing, selling or trading in securities of more than one issuer and not of its own issue, and that has gross assets in excess of five million dollars ($5,000,000) at the end of its latest fiscal year; an entity organized and operated not for private profit as described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess of five million dollars ($5,000,000); a state, a political subdivision of a state or an agency or corporate or other instrumentality of a state or a political subdivision of a state; and an employee pension, profit sharing or benefit plan, if the investment decisions are made by one or more plan fiduciaries, as defined in the Employee Retirement Income Security Act of 1974, so long as at least one of such plan fiduciaries is either a broker-dealer registered under the Securities Exchange Act of 1934, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, a depository institution, or an insurance company.